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                    DEFINITIVE COPY OF INFORMATION STATEMENT

      As filed with Securities and Exchange Commission on November 28, 2000

                                                        Registration No. 2-66073

                       SECUIRTIES AND EXCHANGE COMMISSION

                             Washington D.C., 20549

                            SCHEDULE 14c INFORMATION

                                      under

                            Reg. Section 240.14c-101

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

{ }   Preliminary Information Statement

{X}   Definitive Information Statement

                             NRM INVESTMENT COMPANY
                  --------------------------------------------
                  (Name of Registrant As Specified In Charter)

                     Edward Fackenthal, Assistant Secretary
                -------------------------------------------------
                (Name of Person Filing the Information Statement)

               Payment of Filing Fee (Check the appropriate box):

         No filing fee for this registered investment company is required by reason of the EDGAR amendments and Rule 301 of Regulation S-T.







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                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           OF NRM INVESTEMENT COMPANY
                                       For
                                December 19, 2000


         The annual meeting of shareholder of NRM Investment Company is to be held at Philadelphia Country Club, Spring Mill Road, Gladwyne, Pennsylvania, on December 19, 2000 at 9:00 a.m.

         Inquiries about the agenda for the meeting should be addressed to the Company's principal executive offices at Suite 112, Building 1, Rosemont Business Campus, 919 Conestoga Road, Rosemont, Pennsylvania 19010, or telephone 610-525-0904.


             We Are Not Asking You For a Proxy and You are Requested
                             Not To Send Us a Proxy.


         This information statement and notice of the annual meeting of the shareholders will be mailed to shareholders of record on November 28, 2000.

                 Security Ownership of Certain Beneficial Owners
                                 And Management

         The following individuals constitute the board of directors of the Company, its officers, as well as its largest shareholders.

         Table I shows the number of shares the directors own. Table II contains certain biographical information about the directors.

         Note that in addition to being directors, John H. McCoy is Chairman of the Board and President. In addition to retaining that position, he will be nominated to the board to succeed to the office of Treasurer to fill the vacancy created by the recent death of Thomas F. Kilcullen, Jr. Board member Francis J. Rainer will be nominated to the board to succeed to the office of Secretary, a position also left vacant by Mr. Kilcullen's death. George W. Connell is the principal officer of the Company's investment advisor, Rittenhouse Trust Company. Messrs. McCoy, Somers and Rainer have been directors of the Company since its inception as an investment company in 1979. Mr. Connell has been a director since December 1992.





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         Information for Table I regarding the shares these individuals own was furnished by Promistar Trust Company, Johnstown Pa., the Company's administrator, transfer agent and provider of certain other services.

         The Company has issued one class of stock.

                                     Table I

                                                            Percentage of
Name and address               No. of Shares                  Ownership

John H. McCoy                       2,817,680                   66.0%
1010 Broadmoor Road
Bryn Mawr, PA 19101

Francis J. Rainer                     240,000                    5.6%
2 Campus Blvd.
Newtown Square, PA 19073

Joseph V. Somers                      235,057                    5.5%
1518 Mt. Pleasant Road
Villanova, PA 19085

Estate of
Thomas F. Kilcullen, Jr.              200,000                    4.7%
4 Carriage Way
Berwyn, PA 19312

George W. Connell                     153,511                    3.6%
#2 Radnor Corporate Center
100 Matsonford Road
Radnor, PA 19087







                                        2

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                                    Table II

                                                            Principal Occupation
                                 Position                   During Past
Name                             with Registrant            Five Years

John H. McCoy(1)                 Director,                  Presently retired;
                                 President                  former President of
                                                            National Rolling
                                                            Mills, Inc., a steel
                                                            rolling plant, since
                                                            August 1979. Prior
                                                            thereto, he was
                                                            President and
                                                            Director of National
                                                            Rolling Mills Co. 78
                                                            years old

Joseph V. Somers                 Director                   Presently retired;
                                                            former President of
                                                            Somers Construction
                                                            Company and Vice
                                                            President of Indus-
                                                            trial Lift Truck Co.
                                                            79 years old

Francis J. Rainer                Director                   Former President of
                                                            Rainer & Rainer
                                                            Company a Profes-
                                                            sional Corporation.
                                                            He is also a former
                                                            Vice-Chairman of the
                                                            Board Delaware
                                                            Valley Savings Bank
                                                            77 years old.

George W. Connell(2)                                        President, Director
                                                            and sole shareholder
                                                            of Rittenhouse Trust
                                                            Company, the
                                                            investment advisor;
                                                            Chief Investment
                                                            Officer of Ritten-
                                                            house Financial
                                                            Securities, a
                                                            register brokerage
                                                            dealer.64 years old.

-------------------
(1) John H. McCoy and George W. Connell are "interested" directors as defined in the Investment Company Act of 1940. Mr. McCoy owns 66% of the outstanding shares of the Company,, and its chief executive officer and controls of the company. Mr. Connell is the principal of the investment advisor for the Company and owns 3% of the Company's stock.
(2) See prior footnote.

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Note: There is currently a vacancy on the Board of Directors due to the recent death of Thomas F. Kilcullen, Jr. Mr. Kilcullen was the secretary and treasurer of the Company. The vacancy is expected to be filled at the forthcoming annual shareholders' meeting.

The officers and directors are not compensated by the Company except for $400 per directors' meeting attended. During the fiscal year ending August 31, 2000 there were four quarterly meetings and one special meeting. All of the directors attended at least two of the four quarterly meetings and four attended the one special meeting. The Company has no audit, compensation, or nomination committees. It has no underwriter.

                           The Agenda for the Meeting
                           --------------------------

                                        A
                                        -

                        Announcements to the Shareholders
                        ---------------------------------

         The following are items of information expected to be announced to the shareholders; no action will be required by them.

                                        I
                                        -
                                  Annual Report
                                  -------------

         The Company's annual report for the year ending August 31, 2000 was sent to shareholders of record on October 3, 2000; the Board and a representative of the Company's investment advisor will be present to discuss the contents of the report with the shareholders. The report was also contained in the Registration Statement filed with the Securities and Exchange Commission on October 29, 2000.(3) Any shareholder wishing a copy of the annual report may obtain the same without cost by calling counsel for the Company, collect, at
(610) 279-3370.

                                       II
                                       --
                      Further Employment of Officers, Etc.
                      ------------------------------------

         Management will recommend to the Board, and the Board, if accepted, will announce its resolution to appoint (1) John H. McCoy, Jr. to the position






-------------------------
(3) The Company hereby requests the Securities and Exchange Commission to treat the report as a part of this information statement, and incorporates it herein by reference.





                                        4



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of treasurer in addition to his present position as president; (2) Francis J.
Rainer to the position of secretary; (3) Edward Fackenthal to the position of assistant secretary, and (4) current counsel, custodian, transfer agent, and books and records administrator to their respective positions for the ensuing year. Although the custodian and transfer agent will remain the same, it has changed its name from Laurel Trust Company to Promistar Trust Company.

                                        B
                                        -

                           Action by the Shareholders
                           --------------------------

                           Tabulation of Shareholders
                           --------------------------

         There are, as of the record date, 4,287,452 outstanding shares of the Company, held in one class by 137 shareholders. Each share is entitled to one vote. At the meeting, the Secretary shall tabulate the number of shareholders present at the meeting and the number of shares they represent, collectively, and shall make a determination whether such shares are sufficient for the transaction of business. There are not expected to be "broker non-votes" or abstentions. Should sufficient shares be thus represented, the Chairman will proceed with the following business:





                                        I
                                        -

                              Election of Directors
                              ---------------------

         The Chairman of the meeting will entertain nominations for directors for the ensuing year. Nominations by management will be existing board members John H. McCoy, Jr., Joseph V. Somers, Francis J. Rainer, and George W. Connell, and new board member James Fisher. Mr. Fisher resides at 1210 Rock Creek Road, Gladwyne, Pa., is retired as an officer of National Rolling Mills, 79 years old, and currently owns 50,000 shares. The directors will be elected by a simple majority vote; shareholders are not entitled to accumulate their votes.

         At the close of nominations, there will be an appointment of judge of election, if requested by the shareholders, the appointment to be a non-candidate appointed by the Chairman. Thereafter there will be a vote by shareholders for directors by ballot or voice vote.




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                                       II
                                       --

                            Reemployment of Auditors
                            ------------------------

         The board has reviewed the performance of Beard & Company, Inc. Reading, Pennsylvania, as the Company's auditors for the fiscal year ending August 31, 2000 and will recommend to the shareholders that the firm be re-employed as the auditors for the fiscal year ending August 31, 2001.

                                       III
                                       ---

                             Reemployment of Advisor
                             -----------------------

         From December 9, 1992 through July 15, 1997 Rittenhouse Financial Services, Inc. ("RFS") served as the Company's investment advisor. On September 1, 1997 RFS was acquired by the John Nuveen Company. On October 7, 1997 the Company's Board ratified an amendment to the advisory agreement dated September 3, 1997 assigning the investment advisory account and agreement from RFS to the Rittenhouse Trust Company. The Rittenhouse Trust Company is qualified to act as an investment advisor for the Company under the Investment Advisors Act and the Investment Company Act. The assignment did not result in a change of actual control or management of the investment advisor, in that George W. Connell was the sole shareholder of RFS until acquired and remains the sole shareholder of Rittenhouse Trust Company. Through its own activities and that of its related companies, Rittenhouse Trust Company provides advisory, brokerage and other financial services to individual and institutional clients. The offices of the advisor are at Suite 450, No. 3 Radnor Corporate Center, Radnor, PA 19087.

         Rittenhouse Trust Company has been engaged as an advisor to the Company to render opinions on best price and execution for trades executed in the account. It also opines on the suitability of securities purchases and trading activity to meet the goals and objectives of the Board and shareholders. RTC's officers have had 19 years of experience in managing or advising clients' fixed income assets as well as a long history of working with the Company. Their experience of trading with a wide variety of Wall Street firms gives the Board a broad view of trading effectiveness. Its research contacts on Wall Street, in addition to its in-house capabilities, give the Board a unique perspective on economics and forecasts of future rate movements.

         Based upon the foregoing, the Board, has fully satisfied itself with the qualities of RTC. The last submission of the advisory contract to the






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shareholders (with RFS) was at the 1999 annual meeting taking place on December
16, 1999. The Board again submits the advisory contract to the shareholders. The advisor's principal, George Connell, as explained above, is a current director and seeks nomination to be a director for the next calendar year.

         The advisor furnishes investment advice to the Board, acting as an investment committee on a non-discretionary basis. The contract is terminable upon notice by the Company, and upon 60 days notice by the advisor. No changes in the contract are expected for the coming year; compensation for the advisor for the past year and for the coming year was, and is expected to be, at the annual rate of $10,000. No funds were paid to an affiliated broker.



                                       IV
                                       --

                         No Change in Investment Policy
                         ------------------------------

         The Board will report to the shareholders that although the Company has the authority to invest up to one-half of its funds in securities other than municipal bonds, for the foreseeable future, it intends to stay fully invested in municipal bonds except for short term cash position.

                                        V
                                        -

         The Company will entertain any other business which is properly presented to the shareholders.


                                                             Edward Fackenthal
                                                             Assistant Secretary